SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12

QRS CORPORATION

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QRS CORPORATION

1400 Marina Way South

Richmond, CA

94804 USA

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of QRS Corporation to be held June 8, 2004, at 9:00 a.m. local time, at our Company’s headquarters, 1400 Marina Way South, Richmond, California 94804.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope as soon as possible.

Sincerely yours,

Elizabeth A. Fetter

President and Chief Executive Officer

Richmond, California

April 29, 2004

IMPORTANT

Please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope (to which no postage need be affixed if mailed in the United States).

QRS CORPORATION

1400 Marina Way South

Richmond, California 94804

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 8, 2004

The Annual Meeting of Stockholders of QRS Corporation (the “Company”) will be held on June 8, 2004, at 9:00 a.m. local time, at the Company’s headquarters, 1400 Marina Way South, Richmond, California 94804, for the following purposes:

1.	To elect two directors to serve as Class I directors until the Company’s 2007 annual meeting of stockholders. The nominees are Charles K. Crovitz and John P. Dougall;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2004;

3.	To approve the adoption of the QRS Corporation 2004 Employee Stock Purchase Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 16, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card as soon as possible. You may revoke your proxy at any time prior to the Annual Meeting. Your prompt response is necessary to assure that your shares are represented at the Annual Meeting. If you attend the Annual Meeting and vote by ballot at the Annual Meeting, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order Of The Board Of Directors

Stacey A. Giamalis

Vice President, General Counsel and Corporate Secretary

Richmond, California

April 29, 2004

QRS CORPORATION

1400 Marina Way South

Richmond, California 94804

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

June 8, 2004

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or “Board”) of QRS Corporation (the “Company,” “QRS,” “we” or “us”) for use at the Annual Meeting of Stockholders to be held on Tuesday, June 8, 2004, at 9:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s headquarters, 1400 Marina Way South, Richmond, California 94804. The Company mailed this Proxy Statement and accompanying proxy card on or about April 29, 2004 to all stockholders entitled to vote at the meeting.

Voting Rights and Outstanding Shares

Only holders of record of our common stock (“Common Stock”) at the close of business on April 16, 2004 are entitled to notice of and to vote at the Annual Meeting (or at any adjournments or postponements thereof). On April 16, 2004, we had outstanding and entitled to vote 15,928,263 shares of our Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share of Common Stock held on all matters to be voted on at the Annual Meeting. Stockholders may not cumulate votes in the election of directors. A majority of the outstanding shares of Common Stock present or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. When the proxy card is returned properly completed, the proxy holder will vote the shares as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2 and 3 and will be voted in the proxy holder’s discretion as to other matters that may properly come before the Annual Meeting.

All votes will be tabulated by the inspector of elections (a representative of our transfer agent) appointed for the meeting, who will separately tabulate affirmative, negative and withheld votes, abstentions and broker “non-votes” (i.e., where the broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter).

Pursuant to Delaware law, abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum of shares is present at the meeting. For Proposal 1 (election of directors), which requires a plurality of the votes cast, withheld votes and broker non-votes will have no effect. With respect to Proposals 2 and 3 (the appointment of independent auditors and the adoption of the 2004 Employee Stock Purchase Plan), which require the affirmative approval of a majority of the votes present or represented and entitled to vote, broker “non-votes” have no effect. Because abstentions will be included in tabulations of votes cast on proposals presented to stockholders for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposals 2 and 3.

Revocability of Proxies

Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company at our headquarters a written instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person by ballot. Attendance at the meeting will not, by itself, revoke a proxy.

Solicitation of Proxies

We will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to our stockholders. We have retained Mellon Investor Services LLC (“Mellon”) to assist us in the distribution and solicitation of proxies. For its services, we have agreed to pay Mellon a fee of $5,500 and to reimburse it for its reasonable out-of-pocket expenses.

Copies of solicitation material will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by our directors, officers, or other regular employees, or by Mellon personnel. No additional compensation will be paid to our own directors, officers or other regular employees for such services.

* * * * *

Our Annual Report for the fiscal year ended December 31, 2003 is enclosed with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Company currently has seven authorized directors on the Board of Directors. Nominations for election of directors at the Annual Meeting were made by the Board of Directors. Charles K. Crovitz and John P. Dougall have been nominated for election as a Class I director at the Annual Meeting, to serve until the Company’s 2007 annual meeting of stockholders and their respective successors are duly elected and qualified, or until the earlier resignation or removal of such director.

Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the then current Board of Directors to fill the vacancy. The proxy holders intend to vote the proxies received by them for the nominees named below, unless the proxy card indicates that authority to vote for any or all nominees is withheld. The two candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than two nominees.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors Recommends that Stockholders Vote FOR the Election of the Following Nominees as Directors.

NOMINEES FOR TERM ENDING AT THE

2007 ANNUAL MEETING OF STOCKHOLDERS

Set forth below is information regarding the nominees to be elected as Class I directors, who will serve until the Company’s 2007 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until the earlier resignation or removal of such director.

Name	Position with the Company	Age	Served as Director Since
Charles K. Crovitz(1)	Director	50	2003
John P. Dougall(2)	Director	60	1990

(1)	Chairman of the Compensation Committee and member of the Nominations and Governance Committee.

(2)	Member of the Compensation Committee.

Charles K. Crovitz was named a director of QRS in September 2003. From June 2000 to July 2003, he served as Executive Vice President and Chief Supply Chain Officer for Gap Inc., one of the world’s largest specialty retailers. From 1998 to 2000, Mr. Crovitz was Executive Vice President, Supply Chain and Technology for Gap. Mr. Crovitz joined the Gap in 1993. During his 10 years at Gap, Mr. Crovitz had responsibility for global supply chain management, information technology and sourcing, and oversaw the distribution of over 1 billion units worldwide. Before joining Gap, Mr. Crovitz spent almost a decade at Safeway Inc., one of the largest food and drug retailers in North America. Mr. Crovitz held executive positions in strategy, marketing and technology at Safeway. Prior to Safeway, Mr. Crovitz was with McKinsey & Company, a leading global strategic management consulting firm, where he led client service teams in retailing and personal computing industries. He serves on the board of directors for Under One Roof and on the board of trustees for the Saddlehorn Fund Equestrian Foundation.

John P. Dougall has been a director of the Company since July 1990. From February 1999 until June 2002, Mr. Dougall served as Chief Executive Officer of Commander Communications Ltd., an Australian publicly listed company specializing in integrated communications devices. From February 1999 until October 2000, Mr. Dougall also served as Group Chief Executive Officer for Plessey Asia Pacific, an Australian company providing road and air navigation technology. From November 1997 to February 1999, Mr. Dougall was a private investor. From November 1996 to November 1997, Mr. Dougall served as Chairman and Chief Executive Officer for Aristocrat Leisure Limited, an Australian publicly listed company and a supplier to gambling and entertainment companies. From January 1992 to September 1996, Mr. Dougall served as Chief Executive Officer of AWA Limited, an Australian publicly listed company specializing in electronics and telecommunications. Mr. Dougall held various executive positions with the Company from July 1990 to January 1992, including Chief Executive Officer from June 1991 to January 1992. Mr. Dougall serves on the board of directors of Plessey Asia Pacific.

CONTINUING DIRECTORS FOR TERM ENDING AT

THE 2005 ANNUAL MEETING OF STOCKHOLDERS

Set forth below is information regarding the continuing Class III directors who will serve until the Company’s 2005 annual meeting of stockholders and their respective successors are duly elected and qualified, or until the earlier resignation or removal of such director.

Name	Position(s) with the Company	Age	Served as Director Since
Elizabeth A. Fetter	Director, President and Chief Executive Officer	45	2001
Patrick S. Jones(1)	Director	59	2002

(1)	Chairman of the Audit Committee.

Elizabeth A. Fetter has served as President, Chief Executive Officer and a director of the Company since October 2001. Prior to joining the Company, Ms. Fetter served as President, Chief Executive Officer and a director of NorthPoint Communications, Inc., a DSL services provider, from March 2000 to April 2001, after serving as a director since January 2000 and as the company’s President and Chief Operating Officer from March 1999 to March 2000. NorthPoint Communications filed for Chapter 11 bankruptcy protection in January 2001 and subsequently sold the majority of its assets to AT&T in early 2001. From January 1998 until joining NorthPoint, Ms. Fetter was Vice President and General Manager of the Consumer Services Group at US WEST, an integrated wireline, wireless and data services provider. From March 1991 to December 1997, Ms. Fetter served in various general management capacities at SBC/Pacific Bell, including as President, Industry Markets Group. Ms. Fetter also serves on the board of directors of Berbee, a privately held provider of electronic commerce, infrastructure, and networking solutions, and Symmetricom, Inc., a publicly held manufacturer of high-speed data, timing and frequency products.

Patrick S. Jones has been a director of the Company since March 2002. Mr. Jones served as a Senior Vice President and Chief Financial Officer of Gemplus International S.A., a smart card device manufacturer, from June 1998 to March 2001. From June 1992 to June 1998, Mr. Jones served as a Vice President and Corporate Controller of Intel Corporation, a semiconductor manufacturer. Mr. Jones also serves on the board of directors of Genesys S.A., a publicly held conferencing services provider; Liberate Technologies, Inc., a publicly held provider of interactive TV software; and SMARTTRUST A.B., a privately held developer of software applications for mobile devices. Mr. Jones is also the chairman of the board of Dione plc, a privately held manufacturer of Electronic Point Of Sale terminals.

CONTINUING DIRECTORS FOR TERM ENDING AT

THE 2006 ANNUAL MEETING OF STOCKHOLDERS

Set forth below is information regarding the continuing Class II directors who will serve until the Company’s 2006 annual meeting of stockholders and their respective successors are duly elected and qualified, or until the earlier resignation or removal of such director.

Name	Position with the Company	Age	Served as Director Since
Garth Saloner, Ph.D.(1)	Director	49	1993
Jeremiah J. Sullivan(2)	Director	65	2003
Terry R. Peets(2)	Director	59	2003

(1)	Chairman of the Board of Directors, Chairman of the Nominations and Governance Committee and member of the Compensation Committee.

(2)	Member of the Audit Committee.

Dr. Garth Saloner has been a director of the Company since 1993. Dr. Saloner is the Jeffrey S. Skoll Professor of Electronic Commerce, Strategic Management and Economics at the Graduate School of Business at Stanford University (the “Stanford GSB”) where he has been a member of the faculty since 1990. He also serves as a Co-Director of the Center for Electronic Business and Commerce at the Stanford GSB. He served as Associate Dean for Academic Affairs and Director of Research and Course Development at Stanford from 1993 to 1996. From 1982 to 1990, Dr. Saloner was a professor at the Massachusetts Institute of Technology. Dr. Saloner served as a director of Tradeweave, Inc., a subsidiary of the Company, from June 1999 until its merger into the Company in February 2001. Dr. Saloner is a director of Synthean, a privately held enterprise software company, and Aplia, a privately held education software company.

Jeremiah J. Sullivan was named a director of QRS in January 2003. Mr. Sullivan was Chairman and CEO of Macy’s West, a division of Federated Department Stores, Inc., from December 1999 until his retirement in June 2002. He was promoted from President of Macy’s West, a position he held since April 1995. Mr. Sullivan was President of Federated’s Lazarus division from 1989 to 1995. Before joining Federated, Mr. Sullivan was President of Filene’s from 1987 to 1989 and Chairman of Filene’s from 1988 to 1989. Prior to that, Mr. Sullivan had been Executive Vice President at I. Magnin from 1984 to 1987. Mr. Sullivan serves on the board of governors and the executive committee of the San Francisco Symphony.

Terry R. Peets has been a director of QRS since May 2003. Mr. Peets is currently and has been since 2000 an advisor to J.P. Morgan Partners in its consideration of investment opportunities in the consumer segment. From December 2000 to January 2003, Mr. Peets served as Director and Chairman of the Board of Bruno’s Supermarkets, Inc. He served as President, CEO and Director of PIA Merchandising Co., Inc., a provider of nationwide retail merchandising services, from 1997 until the sale of the company in 1999. From 1995 to 1997, Mr. Peets was Executive Vice President of The Vons Companies, Inc. where he was responsible for distribution/logistics, manufacturing, retail and non-retail procurement, and sales and marketing functions. Between 1977 and 1995, Mr. Peets held various executive positions at Ralphs Grocery Co., the last three years of which he served as Executive Vice President with responsibility for distribution/logistics, manufacturing, retail and non-retail procurement, and sales and marketing functions. Mr. Peets serves as chairman of the board of World Kitchens, Inc., a manufacturer and marketer of cookware, dishes and utensils; and as a member of the board of directors of Doane Petcare, Inc., a manufacturer of pet food; PSC, Inc., a manufacturer of Spectraphysics point of sale scanners for the retail industry; Pinnacle Foods Group, Inc., a producer of well-known grocery staples; Ruiz Foods, Inc., a manufacturer of Mexican food; City of Hope National Medical Center, a non-profit entity; and the Children’s Museum of Orange County, a non-profit entity.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held ten (10) meetings during fiscal year 2003. Each of the seven directors constituting the Board of Directors attended more than 75% of the aggregate of (i) the total number of Board meetings held during that fiscal year, and (ii) the total number of meetings held by all committees of the Board on which such director served. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominations and Governance Committee. There are currently no other standing committees of the Board.

The Audit Committee of the Board of Directors held five (5) meetings during fiscal year 2003. The Audit Committee oversees the quality and integrity of the Company’s financial statements and its independent auditors, approves and reviews services performed by such auditors, reviews compliance with applicable legal and regulatory requirements, and evaluates the Company’s system of internal controls. The Audit Committee operates under a written charter, a copy of which was attached as an appendix to the Proxy Statement for the 2003 annual stockholders meeting and is available at www.qrs.com/governance. The Audit Committee is currently composed of Messrs. Jones, Peets and Sullivan, each of whom is an “independent director” as defined under the applicable rules of the Nasdaq Stock Market and the Securities and Exchange Commission (“SEC”). The Board of Directors has determined that Mr. Jones is an audit committee financial expert, as defined under SEC rules.

The Compensation Committee of the Board of Directors held six (6) meetings during fiscal year 2003. The Compensation Committee has overall responsibility for the Company’s compensation policies for executive officers and directors, evaluates the performance of the executive officers of the Company, administers the stock and incentive plans of the Company, determines the compensation payable to the Company’s executive officers (other than the Chief Executive Officer), assists the full Board in determining the compensation payable to the Company’s Chief Executive Officer and assists the Board of Directors in developing succession plans for executive officers. The Compensation Committee operates under a written charter, a copy of which is available at www.qrs.com/governance. The Compensation Committee is currently comprised of Messrs. Crovitz, Dougall and Dr. Saloner, each of whom is an “independent director” as defined under the applicable rules of the Nasdaq Stock Market.

The Nominations and Governance Committee of the Board of Directors held two (2) meetings during fiscal year 2003. The Nominations and Governance Committee identifies and recommends candidates for membership on the Board and its committees and considers and recommends policies relating to corporate governance. The Nominations and Governance Committee operates under a written charter, a copy of which is available at www.qrs.com/governance. The Nominations and Governance Committee is currently comprised of Dr. Saloner and Mr. Crovitz, both of whom are “independent directors” as defined under the applicable rules of the Nasdaq Stock Market. The Nominations and Governance Committee will consider recommendations for director nominees from stockholders. Such recommendations, together with appropriate biographical information, should be submitted to the Nominations and Governance Committee, c/o Corporate Secretary, QRS Corporation, 1400 Marina Way South, Richmond, California 94804. Stockholder nominees will receive the same consideration that nominees of the Board receive. The Company has retained a third party executive recruitment firm to assist the Nominations and Governance Committee in identifying and evaluating potential nominees for the Board.

Stockholders may communicate with any of the Company’s directors by writing to them c/o Chairman of the Board, QRS Corporation, 1400 Marina Way South, Richmond, California 94804. The Chairman of the Board will distribute the communications to the Board, or to any individual director or directors as appropriate, depending upon the facts and circumstances outlined in the communications. Actions or responses to communications, if any, will be determined on a case by case basis.

At our 2003 annual meeting of stockholders two directors, Garth Saloner and Elizabeth Fetter, were in attendance. The Board of Directors has adopted a policy of strongly encouraging members of the Board to attend our annual meetings of stockholders.

The Board of Directors has adopted a Financial Officer Code of Ethics that is applicable to the Chief Executive Officer, Chief Financial Officer and Controller. The text of the Financial Officer Code of Ethics is posted on our website at www.qrs.com/governance/docs/QRS_Financial_Officer_Code_of_Ethics.pdf. The Company will disclose any amendment to the Financial Officer Code of Ethics or waiver of a provision of the Financial Officer Code of Ethics, including the name of the officer to whom the waiver was granted, on our website at www.qrs.com on the Investor Relations page.

DIRECTOR COMPENSATION

Cash Fees.    Each non-employee director receives an annual retainer fee of $15,000 payable in quarterly installments plus a $1,000 fee per Board or Board committee meeting attended. In addition, the Chairman of the Board, the chairman of the Audit Committee and the chairman of each Board committee other than the Audit Committee receives an annual fee of $15,000, $10,000 and $5,000, respectively, payable in quarterly installments. Each of the other members of the Audit Committee receives an additional annual fee of $2,500, payable in quarterly installments. The annual fee to the Chairman of the Board was increased to the current $15,000 level effective October 1, 2003. For the first three quarters of 2003, the annual fee to the Chairman of the Board was $10,000. Accordingly, Dr. Saloner in his capacity as Chairman of the Board for the 2003 year received a total annual fee of $11,250.

Equity Compensation.    Under the automatic grant program in effect for the non-employee Board members under the Company’s 1993 Stock Option/Stock Issuance Plan (the “Plan”), each new non-employee Board member will receive at the time of his or her initial election or appointment to the Board an automatic option grant for 15,000 shares, and each continuing non-employee Board member who has served as a non-employee Board member for at least six months will receive on the first trading day following the annual stockholder meeting an option grant for 10,000 shares.

Each automatic option grant will have an exercise price per share equal to the fair market value per share of the Common Stock on the grant date and will have a term of 10 years, subject to earlier termination upon the optionee’s cessation of Board service. Each initial 15,000-share option grant will become exercisable for fifty percent (50%) of the option shares upon the optionee’s completion of one year of Board service measured from the grant date and will become exercisable for the balance of the option shares upon the optionee’s completion of an additional year of Board service thereafter. Each annual 10,000-share option grant will become exercisable for all the option shares upon the optionee’s completion of one year of Board service measured from the grant date. Each automatic option grant will vest in full and become exercisable for all the option shares upon the occurrence of certain changes in ownership or control of the company or upon the death or disability of the optionee while serving as a Board member.

In 2003, the following option grants were made to our non-employee Board members under the automatic option grant program. Messrs. Peets and Sullivan each received an option to purchase 15,000 shares of Common Stock upon their appointment to the Board at an exercise price per share of $4.64 and $5.32, respectively. Upon his appointment to the Board, Mr. Crovitz received an option to purchase 15,000 shares at an exercise price per share of $10.11. On the first trading day after the 2003 annual stockholders meeting, Messrs. Schlein, Saloner, Dougall and Jones each received an option to purchase 10,000 shares at an exercise price per share of $4.64.

Under the discretionary option grant and stock issuance programs in effect under the Plan, the Compensation Committee may issue additional option grants and other stock-based awards to non-employee Board members who are not members of that committee, and a disinterested majority of the Board may issue additional option grants and other stock-based awards to members of the Compensation Committee. Any such option grants will have an exercise price per share equal to the fair market value of the Common Stock on the grant date and a maximum term of ten (10) years.

In August 2003, the Compensation Committee approved an increase to the equity compensation provided to new non-employee Board members by supplementing their initial automatic option grant for 15,000 shares with a concurrent stock option grant for an additional 10,000 shares that would be made under the discretionary option grant program under the Plan with the same terms as the automatic option grant. The Compensation Committee at the same time decided to make supplemental option grants for 10,000 shares to each non-employee director initially appointed or elected to the Board during the 2002 fiscal year or the portion of the 2003 fiscal year preceding the August 2003 increase to the equity compensation provided to new non-employee Board members.

In 2003, the following option grants were made to our non-employee Board members under the discretionary option grant program in connection with the increase to the initial grant of stock options to non-employee Board members. Upon his appointment to the Board in September 2003, Mr. Crovitz received, in addition to his 15,000-share automatic option grant, an option to purchase 10,000 shares of Common Stock at an exercise price per share of $10.11. That option will become exercisable in accordance with the same vesting schedule in effect for his automatic option grant. In addition to their 15,000-share automatic option grants, Messrs. Peets and Sullivan each received an additional option to purchase 10,000 shares of Common Stock at an exercise price per share of $8.28. Each of those options will become exercisable in accordance with the same vesting schedule described above for their automatic option grants. In addition to his 10,000-share automatic grant as a continuing non-employee Board member, Mr. Jones received an option to purchase 10,000 shares of Common Stock at an exercise price per share of $8.28 per share. The option will become exercisable for fifty percent (50%) of the option shares upon his completion of one year of Board service measured from the grant date and will become exercisable for the balance of the option shares upon the completion of an additional year of Board service thereafter.

The Board of Directors also granted Mr. Dougall an option to purchase 20,000 shares of Common Stock at an exercise price of $10.11 as a reward for his dedicated and extended service to the Company as a director. The option will vest and become exercisable for all the shares upon his continuation in Board service through the day immediately preceding the date of the 2004 annual stockholders meeting.

On October 23, 2003, Dr. Saloner was awarded share rights as to 20,000 shares of Common Stock. Fifty percent (50%) of the shares subject to those rights will vest and be issued on October 1, 2004, provided he continues to serve on the Board through such date, and the remainder will vest and be issued on the date of the 2005 annual stockholders meeting if he remains on the Board through such date. In the event of certain changes in ownership or control prior to October 1, 2004, fifty percent (50%) of the shares subject to the award plus a prorated amount of the balance of the 20,000 shares for each month elapsed since October 1, 2003 will immediately vest and be issued. Upon certain changes in ownership or control occurring on or after October 1, 2004, all the shares subject to the award will vest and be issued.

In January 2003, in connection with the resignation of Peter Johnson as a non-employee Board member, the Compensation Committee partially accelerated the vesting schedule in effect for the options granted to Mr. Johnson on January 2, 2001, July 26, 2001 and January 2, 2002 so that those options became exercisable on an accelerated basis for an aggregate of 39,582 shares and also extended his right to exercise the vested portions of these options until June 30, 2004. The accelerated vesting provided Mr. Johnson with vested option shares as if he had continued to serve on the Board until March 31, 2004. Mr. Johnson did not receive any cash Board fees for the first calendar quarter of 2003.

In May 2003, Garen Staglin retired as a director of the Company. In connection with his retirement the Compensation Committee partially accelerated the vesting of the options granted to him on January 2, 2001, July 26, 2001 and January 2, 2002 so that those options became exercisable on an accelerated basis for an aggregate of 37,708 shares and extended his right to exercise the vested portions of those options until November 30, 2004. The accelerated vesting provided Mr. Staglin with vested option shares as if he had continued to serve on the Board until August 31, 2004.

In September 2003, in connection with the resignation of Phil Schlein as a non-employee Board member, the Compensation Committee partially accelerated the vesting of the options granted to him on January 2, 2001, July 26, 2001, January 2, 2002 and May 15, 2003 so that those options became exercisable on an accelerated basis for an aggregate of 36,666 shares and extended his right to exercise the vested portions of those options until November 30, 2004. The accelerated vesting provided Mr. Schlein with vested option shares as if he had continued to serve on the Board until August 31, 2004.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent auditors to provide auditing services to the Company during the fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP’s representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The affirmative vote of holders of a majority of our outstanding shares present or represented and entitled to vote at the Annual Meeting is required for approval of the ratification of the selection of PricewaterhouseCoopers LLP. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Principal Accounting Fees and Services

The following table sets forth the approximate aggregate fees billed for fiscal years 2003 and 2002 by PricewaterhouseCoopers LLP.

	2003	2002
Audit Fees(1)	$535,000	$592,500
Audit-Related Fees(2)	41,867	227,735
Tax Fees(3)	276,789	648,635
All Other Fees(4)	—	36,399

Total Fees	$853,656	$1,505,269

(1)	Audit Fees. Consists of professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	Audit-Related Fees. Consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

(3)	Tax Fees. Consists of professional services relating to tax compliance, tax advice and tax planning, including tax return preparation and technical tax advice.

(4)	All Other Fees. Consists of consulting services for benefits and other accounting-related issues.

The Audit Committee has established a policy for the pre-approval of all audit and permitted non-audit services of PricewaterhouseCoopers LLP. The policy sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The policy utilizes a framework of general pre-approval for certain specified services and specific approval for all other services. The Audit Committee has also delegated authority to pre-approve services to be performed by PricewaterhouseCoopers LLP to the Chairman of the Audit Committee, provided that the Chairman of the Audit Committee then reports his pre-approval to the other members of the Audit Committee at the next Audit Committee meeting.

In 2003, there were no fees paid to PricewaterhouseCoopers under a de minimus exception to the rules that waives pre-approval for certain non-audit services.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that stockholders vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

PROPOSAL 3

ADOPTION OF 2004 EMPLOYEE STOCK PURCHASE PLAN

General

The stockholders are being asked to approve the adoption of our new 2004 Employee Stock Purchase Plan (the “Purchase Plan”), under which 250,000 shares of our Common Stock will be reserved for issuance. The Purchase Plan was approved by our Board of Directors on April 6, 2004, and will become effective upon stockholder approval of this proposal at the Annual Meeting.

The Purchase Plan is designed to allow our eligible employees and eligible employees of our participating subsidiaries (whether now existing or subsequently established) to purchase shares of Common Stock at six-month intervals through their accumulated periodic payroll deductions under the Purchase Plan. The Purchase Plan will serve as the successor to our Employee Stock Purchase Plan (the “Predecessor Plan”), which terminated on April 30, 2004. No further shares of our Common Stock will be issued under the Predecessor Plan.

The following is a summary of the principal features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to our Corporate Secretary at our principal executive offices at 1400 Marina Way South, Richmond, California 94804.

Administration

The Purchase Plan will be administered by the Compensation Committee. Such committee, as plan administrator, will have full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Securities Subject to the Purchase Plan

The number of shares of Common Stock reserved for issuance under the Purchase Plan will be limited to 250,000 shares. The shares issuable under the Purchase Plan may be made available from authorized but unissued shares of our Common Stock or from shares of Common Stock repurchased by us, including shares repurchased on the open market.

In the event that any change is made to our outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without our receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the maximum number and class of securities purchasable per participant on any one purchase date, (iii) the maximum number and class of securities purchasable in total by all participants on any one purchase date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights

Shares of our Common Stock will be offered under the Purchase Plan through a series of offering periods, with a new offering period to begin on the first business day of May and November each year. The duration of each offering period will be set by the Compensation Committee prior to the start date, but no offering period may have a duration in excess of twenty-four months. Each offering period will itself be comprised of one or more six-month purchase intervals. These six-month purchase intervals will begin on the first business day in May and November each year and will end on the last business day of the following October and April respectively.

It is expected that the initial offering period will be comprised of a single purchase interval which will begin on July 1, 2004 and end on October 29, 2004, and that the immediately following offering period will be six months’ duration.

At the time the participant joins the offering period, he or she will be granted a purchase right to acquire shares of our Common Stock on the last day of each purchase interval within that offering period. All payroll deductions collected from the participant for each purchase interval will be automatically applied to the purchase of Common Stock at the end of that purchase interval, subject to certain limitations.

Eligibility and Participation

Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty hours per week for more than five months per calendar year in our employ or in the employ of any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) will be eligible to participate in the Purchase Plan. Each individual who is an eligible employee on the start date of any offering period may enter that offering period on such start date. However, an eligible employee may participate in only one offering period at a time.

As of April 12, 2004, approximately 471 employees, including 4 executive officers, were eligible to participate in the Purchase Plan.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of one percent (1%) (up to a maximum of ten percent (10%)) of his or her base salary to be applied to the acquisition of Common Stock at six-month intervals. Accordingly, on each such purchase date (the last business day in April and October each year), the payroll deductions of each participant accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase date.

Purchase Price

The purchase price of the Common Stock acquired on each semi-annual purchase date will be fixed by the Compensation Committee at the start of each offering period and will not be less than eighty-five percent (85%) of the lower of (i) the fair market value per share of our Common Stock on the participant’s entry date into the offering period or (ii) the fair market value on the purchase date. It is expected that the purchase price of the Common Stock to be in effect for the initial offering ending October 29, 2004 will be equal to ninety percent (90%) of the lower of (i) the fair market value per share of our Common Stock on the participant’s entry date into the offering period or (ii) the fair market value on the purchase date.

The fair market value per share of our Common Stock on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. On April 12, 2004, the fair market value of our Common Stock determined on such basis was $5.89 per share.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire Common Stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of our Common Stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of our outstanding stock or the outstanding stock of any of our affiliates.

•	No participant may purchase more than 750 shares of Common Stock on any one purchase date.

•	The maximum number of shares of Common Stock purchasable in total by all participants on any one purchase date will be limited to 100,000 shares.

The Compensation Committee will have the discretionary authority to increase or decrease the per participant and total participant purchase limitations as of the start date of any new offering period under the Purchase Plan, with the new limits to be in effect for that offering period and each subsequent offering period.

Termination of Purchase Rights

The participant may withdraw from the Purchase Plan at any time up to the last five business days of the purchase interval, and his or her accumulated payroll deductions for that interval will, at the participant’s election, either be applied to the purchase of shares on the next scheduled six-month purchase date or be refunded immediately.

The participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Common Stock.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control

Should we be acquired by merger, sale of substantially all of our assets or sale of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be not less than eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the participant’s entry date into the offering period in which such acquisition occurs or (ii) the fair market value per share of Common Stock immediately prior to such acquisition. The actual percentage purchase price will be equal to the percentage purchase price previously set by the Compensation Committee for the offering period in which the participant is enrolled at the time of acquisition. The limitation on the maximum number of shares purchasable by each participant (but not the limitation on all participants in the aggregate) on any one purchase date will be applicable to any purchase date attributable to such an acquisition.

Share Pro-Ration

Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, will be refunded.

Amendment and Termination

The Purchase Plan will terminate upon the earliest to occur of (i) the last business day in October 2014, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with a change in control or ownership.

Our Board of Directors may amend or suspend the Purchase Plan at the end of any six-month purchase interval. However, the Board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan (except as permissible adjustments in the event of changes to our capitalization), (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan. The Purchase Plan may be amended or terminated immediately upon action by our Board of Directors, should the financial accounting rules currently applicable to employee stock purchase plans such as the Purchase Plan be revised so as to require us to recognize compensation cost in connection with the shares offered for purchase under the Purchase Plan.

New Plan Benefits

No purchase rights will be granted and no shares will be issued under the Purchase Plan unless the Purchase Plan is approved by the stockholders at the Annual Meeting.

Federal Tax Consequences

The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the excess of the fair market value of the shares on the participant’s entry date into that offering period over the purchase price which would have been paid for those shares had they been purchased on such entry date; and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the excess of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired over the purchase price which would have been paid for those shares had they been purchased on such entry date.

Accounting Treatment

Under the accounting principles currently applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against our reported earnings. However, we must disclose, in pro-forma statements to our financial statements, the impact the purchase rights granted under the Purchase Plan would have upon our reported earnings were the value of those purchase rights treated as compensation expense.

On March 31, 2004 the Financial Accounting Standards Board (“FASB”) issued an exposure draft of its Proposed Statement of Financial Accounting Standards for Share-Based Payments (the “Exposure Draft”), which, if approved by FASB without change, will substantially change the accounting treatment for the Purchase Plan beginning January 1, 2005. Pursuant to the Exposure Draft, the fair value of each purchase right which is granted or vests under the Purchase Plan on or after January 1, 2005 will be charged as a direct compensation expense to our reported earnings over the offering period to which that purchase right pertains. The fair value of each such purchase right will be determined as of its grant date.

Vote Required

The affirmative vote of a majority of our outstanding voting shares present or represented and entitled to vote at the Annual Meeting is required for approval of the Purchase Plan. Should such stockholder approval not be obtained, then the Purchase Plan will not be implemented.

RECOMMENDATION OF BOARD OF DIRECTORS

Our Board of Directors recommends that the stockholders vote FOR the approval of the implementation of the Purchase Plan. The Board believes that it is in our best interests to provide our employees with the opportunity to acquire an ownership interest in us through their participation in the Purchase Plan and thereby encourage them to remain in our employ and more closely align their interests with those of the stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of December 31, 2003 (except where otherwise indicated), by (i) all persons known by the Company to be beneficial owners of more than five percent (5%) of its outstanding Common Stock, (ii) each director and nominee of the Company, (iii) the Named Executive Officers (as defined in “Executive Compensation and Other Information”) and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the principal address of each of the persons below is 1400 Marina Way South, Richmond, California 94804.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Brown Capital Management, Inc.(2) 1201 N. Calvert Street Baltimore, MD 21202	2,709,112	17.03%

Merrill Lynch & Co., Inc.(3) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	1,978,275	12.43%

Peter R. Johnson(4)(5)(6) c/o PRJ Holdings, Inc. 600 Montgomery Street San Francisco, CA 94111	1,818,160	11.50%

Fidelity Mutual Research Group(7) 82 Devonshire Street Boston, MA 02109	1,030,814	6.48%

Brown Investment Advisory & Trust Company(8) 901 South Bond Street, Suite 400 Baltimore, MD 21231	1,006,375	6.30%

Elizabeth A. Fetter(4)	174,171	1.08%

Garth Saloner(4)(6)	149,759	*

Charles K. Crovitz	—	*

John P. Dougall(4)	47,084	*

Patrick S. Jones(4)	10,062	*

Terry R. Peets	—	*

Jeremiah J. Sullivan	5,937	*

John C. Parsons, Jr.(4)	57,200	*

Ray Rike(4)	21,875	*

Fred Ruffin	1,500	*

James Rowley(4)	50,250	*

All current executive officers and directors as a group (10 persons)(4)(9)	459,138	2.88%

*	Less than one percent (1%).

(1)	Applicable percentages are based on 15,920,737 shares outstanding on December 31, 2003, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days after December 31, 2003 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table and subject to any applicable community property laws, the Company believes that each of the stockholders named in the table have sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them.

(2)	Pursuant to a Schedule 13G filed with the SEC on February 11, 2004, Brown Capital Management reported total shares of 2,709,112 with sole voting power over 1,294,376 of such shares and sole dispositive power over all 2,709,112 shares, which represents 17.03% of class.

(3)	Pursuant to an Amendment to Schedule 13G filed by Merrill Lynch & Co., Inc. (“ML&Co.”) on January 27, 2004, ML&Co. is a parent holding company filing on behalf of Merrill Lynch Investment Managers, an operating division of ML&Co., consisting of ML&Co.’s indirectly owned asset management subsidiaries. ML&Co.’s asset management subsidiaries holding shares of the Company’s Common Stock include FAM D/B/A Mercury Advisors; Fund Asset Management, L.P.; Merrill Lynch Investment Managers, L.P.; and Merrill Lynch Investment Managers, L.L.C. Of the total 1,978,275 shares beneficially held by ML&Co., 1,502,575 are held by Master Small Cap Value Trust, an affiliated entity that alone would hold over 5% of the Company’s Common Stock. ML&Co. has shared voting power and shared dispositive power over all of Master Small Cap Value Trust’s 1,502,575 shares.

(4)	The amounts shown include the following shares issuable upon exercise of options to purchase shares of Common Stock that are currently exercisable or will become exercisable within 60 days after December 31, 2003: Mr. Johnson, 127,082; Mr. Dougall, 47,084; Dr. Saloner, 61,040; Mr. Jones, 9,062; Mr. Sullivan, 5,937; Ms. Fetter, 161,666; Mr. Parsons, 57,200; Mr. Rike, 21,875; and Mr. Rowley, 48,750.

(5)	Pursuant to a Schedule 13D filed with the SEC by Peter R. Johnson on September 12, 2003, he reported total shares of 1,818,160 with sole voting power over 1,741,960 of such shares, 30,000 shares were held by the Peter R. and Victoria J. Johnson Foundation and 46,200 shares were held by the Peter R. Johnson and Victoria J. Johnson GST Trust, of which Mr. Johnson is a trustee.

(6)	The amounts shown include the following shares issuable upon exercise of warrants to purchase shares of Common Stock, granted in connection with the Company’s 2001 acquisition of its subsidiary Tradeweave, Inc., that are currently exercisable or will become exercisable within 60 days after December 31, 2003: Mr. Johnson, 83,643; Dr. Saloner, 21,357.

(7)	Pursuant to a Schedule 13G filed with the SEC on February 16, 2004, Fidelity Mutual Research Group reported total shares of 1,030,814 with sole voting power over 131,400 of such shares and sole dispositive power over 1,030,814 shares.

(8)	Pursuant to a Schedule 13G filed with the SEC on February 12, 2004, Brown Investment Advisory & Trust Company reported that it had sole voting power over all 903,913 shares, sole dispositive power over 989,475 of such shares, shared dispositive power over 16,900 of such shares.

(9)	The amount shown includes 376,771 shares issuable upon exercise of options and warrants to purchase shares of Common Stock that are currently exercisable or will become exercisable within 60 days after December 31, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon a review of copies of reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2003, all the Company’s officers, directors and greater than 10% stockholders complied with the applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the 2003, 2002 and 2001 fiscal years by the Company’s Chief Executive Officer and each of the Company’s other executive officers whose salary and bonus for the 2003 fiscal year was in excess of $100,000. In addition, Messrs. Parsons and Ruffin are included in the table because they each would have been among the four most highly compensated executive officers of the Company on the last day of the 2003 fiscal year had they not resigned earlier that year. All the individuals named in such table are referred to in this Proxy Statement as the “Named Executive Officers.”

	Year	Annual Compensation							Long Term Compensation Awards
Name and Principal Position		Salary(1)		Bonus		Other Annual Compensation		Securities Underlying Options	Restricted Stock Awards		All Other Compensation

Elizabeth A. Fetter(2) President and Chief Executive Officer (since 10/10/01)	2003 2002 2001	$ $ $	450,000 350,000 78,220	$ $ $	248,265 336,000 75,000			150,000 60,000 300,000	$1,193,750 — —	(3)	$ $	6,527 4,716 —	(4) (5)

James Rowley(6) Senior Vice President and Chief Technology Officer (since 5/13/02)	2003 2002 2001	$ $	285,417 159,135 —	$ $	140,852 153,854 —			40,000 100,000 —	$333,750 — —	(7)	$ $	6,231 5,638 —	(4) (5)

Ray Rike(8) Senior Vice President of Worldwide Sales (since 12/2/02)	2003 2002 2001	$ $	230,000 18,333 —	$ $	178,010 18,333 —			25,000 75,000 —	$132,600 — —	(9)		$6,000 — —	(4)

Jack Parsons(10) Former Senior Vice President and Chief Financial Officer (from 1/30/02 through 11/14/03)	2003 2002 2001	$ $	228,125 231,090 —	$ $	97,969 255,144 —			40,000 120,000 —	— — —		$ $	273,923 0 —	(11)

Fred Ruffin(12) Former Senior Vice President of Human Resources (from 11/19/01 through 9/30/03)	2003 2002 2001	$ $ $	150,000 205,192 23,141	$ $ $	25,808 82,304 31,667	$21,937	(13)	24,000 75,000 20,000	— — —		$ $	159,903 6,471 —	(14) (5)

(1)	Salary includes amounts deferred under the Company’s 401(k) Plan and Non-Qualified Deferred Compensation Plan.

(2)	Ms. Fetter joined the Company in October 2001; her annualized base salary for 2001 would have been $350,000.

(3)	On March 18, 2003 Ms. Fetter was awarded share rights as to 25,000 shares pursuant to the Company’s 1993 Stock Option/Stock Issuance Plan. Each share right entitles Ms. Fetter to receive one share of Common Stock on January 1, 2006, provided she continues in the Company’s employ through such date. In the event of a change of control of the Company, all of the share rights will vest, and the shares subject to those rights will be immediately issued, subject to certain limitations regarding excess “parachute payments” under Internal Revenue Code Section 280G. On the March 18, 2003 award date, the fair market value of the Common Stock was $ 5.25 per share for a total grant value of $131,250. As of December 31, 2003, Ms. Fetter has not been issued any shares of Common Stock pursuant to her share right award.

On October 1, 2003, Ms. Fetter was awarded share rights as to an additional 125,000 shares pursuant to the Company’s 1993 Stock Option/Stock Issuance Plan. The 125,000 shares subject to this award will vest monthly over a three-year period ending October 1, 2006. Shares that vest under the 125,000 share award will actually be issued to Ms. Fetter on the last day of the calendar year in which they vest. In the event of a change of control of the Company, up to 41,667 share rights will vest, and the shares subject to those vested rights will be immediately issued, subject to certain limitations regarding excess “parachute payments” under Internal Revenue Code Section 280G. On the October 1, 2003 award date, the fair market value of the Common Stock was $ 8.50 per share, for a total grant value of $1,062,500.

As of December 31, 2003, Ms. Fetter had been issued 10,416 shares of Common Stock under this share right award. However, 3,723 of those 10,416 shares were withheld by the Company in satisfaction of the withholding tax liability Ms. Fetter incurred in connection with the issuance of those shares.

No dividends or dividend equivalent units are payable with respect to the shares of Common Stock subject to the share right awards. As of December 31, 2003, the market price of the remaining 139,584 shares of Common Stock subject to the share right awards made to Ms. Fetter was $1,133,422 (based on the closing selling price per share on that date).

(4)	Consists of Company contributions made to the Company’s 401(k) and/or Non-Qualified Deferred Compensation Plans that match a portion of the salary deferral contributions made by such officer to such plan(s) ($6,000 for Ms. Fetter, $6,000 for Mr. Rowley and $6,000 for Mr. Rike) and life insurance premiums paid by the Company on such officer’s behalf ($527 for Ms. Fetter, $231 for Mr. Rowley and $0 for Mr. Rike).

(5)	Consists of Company contributions made to the Company’s 401(k) and Non-Qualified Deferred Compensation Plans that match a portion of the salary deferral contributions made by such officer to such plans ($4,114 for Ms. Fetter, $6,000 for Mr. Ruffin and $5,250 for Mr. Rowley) and long-term disability insurance premiums paid by the Company on such officer’s behalf ($602 for Ms. Fetter, $471 for Mr. Ruffin, $388 for Mr. Rowley, $0 for Mr. Rike and $0 for Mr. Parsons).

(6)	Mr. Rowley joined the Company in May 2002; his annualized base salary for 2002 would have been $250,000.

(7)	On March 18, 2003 Mr. Rowley was awarded share rights as to 15,000 shares pursuant to the Company’s 1993 Stock Option/Stock Issuance Plan. Each share right entitles Mr. Rowley to receive one share of Common Stock on March 18, 2006, provided he continues in the Company’s employ through such date. In the event of a change of control of the Company, all of the share rights will vest, and the shares subject to those rights will be immediately issued, subject to certain limitations regarding excess “parachute payments” under Internal Revenue Code Section 280G. On the March 18, 2003 award date, the fair market value of the Company’s Common Stock was $ 5.25 per share for a total grant value of $78,750. As of December 31, 2003, Mr. Rowley had not been issued any shares of Common Stock pursuant to his share right award.

On October 1, 2003 Mr. Rowley was awarded share rights as to an additional 30,000 shares pursuant to the Company’s 1993 Stock Option/Stock Issuance Plan. Each share right entitles Mr. Rowley to receive one share of Common Stock on October 1, 2006, provided he continues in the Company’s employ through such date. In the event of a change of control of the Company, all of the share rights will vest, and the shares subject to those rights will be immediately issued, subject to certain limitations regarding excess “parachute payments” under Internal Revenue Code Section 280G. On the October 1, 2003 award date, the fair market value of the Common Stock was $ 8.50 per share for a total grant value of $255,000.

No dividends or dividend equivalent units are payable with respect to the shares of Common Stock subject to the share right awards. As of December 31, 2003 the market price of the 45,000 shares of Common Stock subject to the share rights awarded to Mr. Rowley (based on the closing selling price per share on that date) was $365,400.

(8)	Mr. Rike joined the Company in December 2002; his annualized base salary for 2002 would have been $220,000.

(9)	On December 3, 2003 Mr. Rike was awarded share rights as to 15,000 shares pursuant to the Company’s 1993 Stock Option/Stock Issuance Plan. Each share right entitles Mr. Rike to receive one share of Common Stock on December 2, 2006, provided he continues in the Company’s employ through such date. In the event of a change of control of the Company, all of the share rights will vest, and the shares subject to those rights will be immediately issued, subject to certain limitations regarding excess “parachute payments” under Internal Revenue Code Section 280G. On the December 3, 2003 award date, the fair market value of the Common Stock was $8.84 per share for a total grant value of $132,600.

No dividends or dividend equivalent units are payable with respect to the shares of Common Stock subject to the share right award. As of December 31, 2003, Mr. Rike had not been issued any shares of Common Stock pursuant to his share right award. As of December 31, 2003 the market price of the 15,000 shares of Common Stock subject to the share rights awarded to Mr. Rike (based on the closing selling price per share on that date) was $121,800.

(10)	Mr. Parsons joined the Company in January 2002; his annualized base salary for 2002 would have been $250,000. Mr. Parsons left the Company in November 2003; his annualized base salary for 2003 would have been $265,000.

(11)	Consists of $198,750 in severance pay, $35,670 in consulting fees, $32,656 paid upon the completion of a designated performance milestone following Mr. Parson’s termination of employment, and $6,847 in continued health care coverage costs reimbursable by the Company.

(12)	Mr. Ruffin joined the Company in November 2001; his annualized base salary for 2001 would have been $190,000. Mr. Ruffin left the Company in September 2003; his annualized base salary for 2003 would have been $200,000.

(13)	Consists of accrued but unused paid time off that was paid out upon his termination of employment.

(14)	Consists of $150,000 in severance pay, $6,000 in Company contributions made to the Company’s 401(k) and Non-Qualified Deferred Compensation Plans that match a portion of the salary deferral contributions made by Mr. Ruffin to such plans and $3,903 in continued health care coverage costs reimbursable by the Company.

Stock Options

The Company granted options to purchase 1,345,490 shares of Common Stock during the 2003 fiscal year, of which options to purchase a total of 279,000 shares had been granted to the Named Executive Officers. The following table sets forth information concerning the stock options granted during the 2003 fiscal year to the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during such year.

Option Grants In Last Fiscal Year

	Number of Securities Underlying Options Granted(#)		Individual Grants		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
			Percent of Total Options Granted to Employees in	Exercise or Base Price per
Name			Fiscal Year(1)	Share(2)		5%	10%
Elizabeth A. Fetter	60,000	(4)	4.46%	$6.00	7/17/2013	$226,402	$573,747
Elizabeth A. Fetter	60,000	(4)	4.46%	$4.90	2/12/2013	$184,895	$468,560
Elizabeth A. Fetter	30,000	(5)	2.23%	$4.90	2/12/2013	$92,448	$234,280
John C. Parsons, Jr.	20,000	(4)	1.49%	$6.00	7/17/2013	$75,467	$191,249
John C. Parsons, Jr.	20,000	(4)	1.49%	$4.90	2/12/2013	$61,632	$156,187
Ray Rike	25,000	(4)	1.86%	$6.00	7/17/2013	$94,334	$239,061
James Rowley	20,000	(4)	1.49%	$6.00	7/17/2013	$75,467	$191,249
James Rowley	20,000	(4)	1.49%	$4.90	2/12/2013	$61,632	$156,187
Fred Ruffin	12,000	(4)	0.89%	$6.00	7/17/2013	$45,280	$114,749
Fred Ruffin	12,000	(4)	0.89%	$4.90	2/12/2013	$36,979	$93,712

(1)	Based on an aggregate of 1,345,490 options granted during 2003.

(2)	The exercise price per share is equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash or in shares of Common Stock valued at the fair market value on the exercise date. Options may also be exercised, to the extent permissible under applicable law and Company policy, through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3)	Calculated on the assumption that the market value of the underlying stock increases at the stated values compounded annually for the ten-year term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. There can be no assurance that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from those option grants that were made to the Named Executive Officers with an exercise price equal to the fair market value of the option shares on the grant date.

(4)	Each option will become exercisable for 25% of the option shares upon the optionee’s completion of one year of service measured from the grant date and will become exercisable for the balance of the option shares in a series of thirty-six monthly installments upon the optionee’s completion of each additional month of service with the Company over the next thirty-six months thereafter. The grant date for each of the listed options is either February 12, 2003 or July 17, 2003. Each option grant may be subject to accelerated vesting in the event of a change in control of the Company. See “Employment Contracts, Termination of Employment and Change-in-Control Agreements.”

(5)	The option will vest in full and become exercisable for all the option shares upon the earlier of: (i) the maintenance of a per share Common Stock price in excess of $12 over a period of 15 consecutive trading days and (ii) the sixth anniversary of the grant date of the option. The option is subject to accelerated vesting in the event of a change in control of the Company. See “Employment Contracts, Termination of Employment and Change-in-Control Agreements.”

Aggregated Option Exercises In 2003 And Year-End Option Values

The following table sets forth for each of the Named Executive Officers, the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 2003 and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2003. No stock appreciation rights were exercised by the Named Executive Officers during the year ended December 31, 2003, and no stock appreciation rights were held by them at the end of such year.

	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2003			Value of Unexercised In-the-Money Options at December 31, 2003 (market price of shares less exercise price)(3)
Name			Exercisable	Unexercisable		Exercisable	Unexercisable
Elizabeth A. Fetter	—	—	135,833	374,167	(2)	—	$417,000
John C. Parsons, Jr.	—	—	55,000	105,000		—	$106,800
Ray Rike	—	—	18,750	81,250		$34,688	$157,063
Fred Ruffin	—	—	—	—		—	—
James Rowley	—	—	39,583	100,417		—	$106,800

(1)	Value realized is based upon the fair market value of the Common Stock on the date of exercise, less the exercise price, multiplied by the number of shares exercised.

(2)	Options for 100,000 shares are performance-based and will vest and become exercisable for those shares as follows: 25,000 shares at such time as the per share Common Stock price remains at a level in excess of $20 over a period of 15 consecutive trading days; and the remaining 75,000 shares at such time as the per share Common Stock price remains at a level in excess of $30 over a period of 15 consecutive trading days; however, the options will in any event become exercisable for all 100,000 shares upon Ms. Fetter’s completion of six years of continued employment with the Company measured from the grant date. Additional options for 30,000 shares will become fully vested upon the earlier of: (i) when the Company establishes and maintains a stock price of more than $12 for 15 consecutive trading days or (ii) the sixth anniversary of the grant date of the options.

(3)	Based upon the market price of $8.12 per share, which was the closing price per share of the Common Stock as quoted on the Nasdaq National Market on December 31, 2003, less the option exercise price payable per share.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with the Company’s acquisition of the companies that originally granted those options. No additional options may be granted under those assumed plans. Footnote (6) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon the exercise of those assumed options as of December 31, 2003 and the weighted average exercise price of those options.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)		Weighted Average Exercise Price of Outstanding Options (B)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (C)
Equity Compensation Plans Approved by Shareholders(1)	2,869,621	(3)	$9.90	(4)	857,685	(5)
Equity Compensation Plans Not Approved by Shareholders(2)	421,363		$22.12		192,289

Total(6)	3,290,984		$11.46		1,049,974

(1)	Consists solely of the 1993 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan.

(2)	Consists solely of the Special Non-Officer Stock Option Plan (the “Non-Officer Plan”) in which no options are held by any directors or executive officers of the Company.

(3)	Includes share right awards for 285,000 shares of Common Stock made to the Company’s executive officers and the Chairman of the Board. Excludes outstanding purchase rights under the Company’s Employee Stock Purchase Plan that has a shareholder-approved reserve of 425,000 shares. Under the Employee Stock Purchase Plan, each eligible employee was entitled to purchase up to 750 shares of Common Stock at semi-annual intervals on the last U.S. business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(4)	The weighted average exercise price of the outstanding options is calculated without taking into account the 285,000 shares of Common Stock subject to outstanding share right awards. The shares will be issued without any cash consideration paid to the Company if and when the holders of those share right awards complete designated service periods.

(5)	Consists of shares available for future issuance under the Employee Stock Purchase Plan and the 1993 Stock Option/Stock Issuance Plan. As of December 31, 2003, an aggregate of 10,921 shares of Common Stock were available for issuance under the Employee Stock Purchase Plan and 846,764 shares of Common Stock were available for issuance under the 1993 Stock Option/Stock Issuance Plan. The 846,764 shares may be issued under the 1993 Stock Option/Stock Issuance Plan upon the exercise of stock options or stock appreciation rights granted under discretionary grant or automatic grant programs in effect under that plan or those shares may be issued under the stock issuance program through direct stock bonuses or pursuant to restricted stock issuances or share right awards which vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

(6)	The table does not include information for equity compensation plans assumed by the Company in connection with its acquisition of the companies that originally established those plans. As of December 31, 2003, a total of 28,636 shares of Common Stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $10.71 per share. No additional options may be granted under those assumed plans.

Special Non-Officer Stock Option Plan

In December 1997, the Company implemented the Special Non-Officer Stock Option Plan, pursuant to which 225,000 shares were initially reserved for issuance to employees of the Company who are neither officers nor Board members. On both February 15, 1999 and May 11, 2000, the Board authorized increases of 225,000 shares to this plan, bringing the total to 675,000 shares reserved for issuance. All option grants will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date. Each option will generally vest in installments over the optionee’s period of service with the Company, but will vest on an accelerated basis in the event the Company is acquired and the option is not assumed or replaced by the acquiring entity. Each option will have a maximum term (not to exceed 10 years) determined by the plan administrator (either the Board or a Board committee) at the time of grant, subject to earlier termination following the optionee’s cessation of employment. All options are non-statutory options under the Federal tax law.

Share issuances under the 1993 Stock Option/Stock Issuance Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the Special Non-Officer Stock Option Plan, and share issuances under the Special Non-Officer Stock Option Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1993 Stock Option/Stock Issuance Plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL AGREEMENTS

Chief Executive Officer.    On March 18, 2003 the Company entered into an employment agreement with Elizabeth A. Fetter, the President and Chief Executive Officer of the Company and a member of the Board of Directors. Under the terms of the agreement, Ms. Fetter received a base salary of $450,000 for the 2003 fiscal year. Ms. Fetter is also entitled to receive incentive compensation at the target amount of $337,500 annually, but the actual amount of such incentive compensation each year will be dependent upon the achievement of her individual performance objectives and the Company performance targets. Under her employment agreement, Ms. Fetter also received a stock option for 90,000 shares with an exercise price of $4.90 per share. The option will vest for 60,000 of those shares over a four-year period of continued service with the Company, subject to accelerated vesting upon the Company’s attainment of certain performance milestones, and the option for the remaining 30,000 shares will vest upon the earlier of (i) the maintenance of per share Common Stock price in excess of $12 over a period of 15 consecutive trading days or (ii) her continuation in the Company’s service through the sixth anniversary of the grant date of the option. Ms. Fetter also received a share rights award for 25,000 shares of Common Stock. Those shares will vest and become issuable on January 1, 2006, provided Ms. Fetter remains employed by the Company through that date.

Should the Company terminate Ms. Fetter’s employment for any reason (whether or not in connection with a change in control of the Company), her option for the 90,000 shares will, to the extent that option is vested for one or more of those shares as of her termination date, including any portion of the option that vests on an accelerated basis at that time, will remain exercisable for twelve (12) months after her termination date or such longer period as the Compensation Committee may specify, provided that the option may in no event be exercised after the specified expiration date of the option term.

If a change of control of the Company occurs during Ms. Fetter’s employment, then all of her outstanding stock options will immediately vest and become exercisable for all the option shares, and all of her share right awards will immediately vest and the shares subject to those awards will immediately be issued, subject to certain restrictions relating to any excess “parachute payments” under Internal Revenue Code Section 280G. Moreover, if a change of control of the Company occurs and, at the time of the change of control or within 24 months thereafter Ms. Fetter’s employment is terminated without cause or she subsequently resigns by reason of a material reduction in her base salary, her target annual incentive compensation or her total annual target compensation, a material reduction in her duties or responsibilities, or a significant change in her principal place of employment, then she will be entitled to severance pay, payable in installments over a nine-month period, in an amount equal to two times her annual base salary and target incentive compensation in effect at the time of her termination or resignation or (if greater) at the level in effect immediately prior to the change in control transaction. Additionally, Ms. Fetter will be entitled to receive at the time of her termination the pro-rata portion of her annual target incentive compensation based upon her length of service during the calendar year of her termination, and any outstanding stock options and unvested share right awards that did not previously vest at the time of the change of control due to the limitation on excess parachute payments will vest in full.

Should the Company terminate Ms. Fetter’s employment without cause under circumstances not entitling Ms. Fetter to severance and accelerated vesting under the change of control provisions as set forth above, she will become entitled to severance pay equal in amount to one times her annual base salary and target incentive compensation at the level in effect at the time of her termination, payable in installments over a nine-month period. In addition, Ms. Fetter will be entitled to receive at the time of her termination the pro-rata portion of her annual target incentive compensation based upon her length of service during the calendar year of her termination.

Messrs. Rike and Rowley.    The Company entered into employment agreements with Ray Rike, Senior Vice President of Worldwide Sales, and James Rowley, Senior Vice President and Chief Technology Officer, in May 2003 and September 2003, respectively. Each officer will receive cash compensation comprised of base salary and an incentive compensation component tied to the attainment of his individual performance goals and Company performance targets as follows: Mr. Rowley, annual base salary of $300,000 and target incentive compensation of $180,000; Mr. Rike, annual base salary of $250,000 and target incentive compensation of $250,000. Employment with the Company is at will, and either the Company or the officer may terminate the officer’s employment with or without cause and with or without notice.

Should the Company terminate the employment of either officer employment other than for cause, the terminated officer will be entitled to receive an aggregate severance payment equal to 50% of his annual base salary and target incentive compensation, payable in installments over a six-month period, plus continuation of certain employee benefits for that six-month period (the “Severance Payment”). However, Messrs. Rike and Rowley will be entitled to such Severance Payment only in the event their termination date occurs prior to September 1, 2004 and May 1, 2004, respectively.

All of the outstanding options granted to Mr. Rike and Mr. Rowley will immediately vest and become exercisable for all the option shares, and all their share right awards will vest and the shares subject to those awards will be immediately issued, upon a change of control of the Company during their period of employment, subject to certain restrictions relating to any excess “parachute payments” under Internal Revenue Code Section 280G. In addition, if within 12 months after such change of control the employment of either Mr. Rike or Mr. Rowley is terminated other than for cause or they resign in connection with a material reduction in their base salary or target incentive compensation, a material reduction in their responsibilities or a material relocation of their principal place of employment, then the terminated individual will be entitled to receive a payment equal to his annual base salary and target incentive compensation (at the level in effect at the time of such termination or resignation or, if greater, immediately prior to the change in control), payable in installments over a six-month period, and any outstanding stock options and unvested share right awards that did not previously vest at the time of the change of control due to the limitation on excess parachute payments will vest in full. Such compensation shall be in lieu of the Severance Payment.

Mr. Parsons.    The Company entered into an employment agreement with Jack Parsons as the Company’s Senior Vice President and Chief Financial Officer pursuant to which Mr. Parsons was to receive base salary at the annual rate of $265,000 and additional target incentive compensation of $132,500 per year. In connection with Mr. Parson’s resignation in November 2003, the Company entered into a transition agreement under which Mr. Parsons agreed to provide consulting services to the Company as requested by the Company from time to time during an initial consulting period ending upon the earlier of (i) June 30, 2004 and (ii) the date Mr. Parsons becomes an employee of or service provider to a competitor of the Company. Unless Mr. Parsons enters the employ or service of such a competitor, the consulting arrangement will automatically be extended by 6 months at the end of the initial consulting period and each extension period thereafter, unless written notice of termination is received by either party. In consideration for his consulting services for the period beginning on November 15, 2003 and ending on December 31, 2003, Mr. Parsons received (i) cash remuneration of $35,670 and (ii) continued vesting of his outstanding stock options. Commencing January 1, 2004, Mr. Parsons will vest in 1,000, 600, and 600 shares of the Common Stock per month under three outstanding options with an exercise price per share of $12.61, $4.90 and $6.00, respectively, provided Mr. Parsons continues as a consultant through each vesting date. In the event of a change of control of the Company during the period Mr. Parsons is providing consulting services to the Company, all of Mr. Parsons’ outstanding options will immediately vest and become exercisable for all the option shares.

Pursuant to the transition agreement, Mr. Parsons will receive the following cash severance payments: (i) $198,750, paid in installments over a six-month period, (ii) $35,670 (as listed above), (iii) $32,656 paid upon the completion of a designated performance milestone following Mr. Parsons’ termination of employment and (iv) up to $5,000 in executive coaching services. In consideration for such payments, Mr. Parsons executed a release of all claims against the Company and agreed not to solicit, recruit, or induce any of the Company’s employees or consultants to terminate or alter his or her employment or consulting relationships with the Company for a 12-month period following his termination of employment.

Mr. Ruffin.    The Company entered into an employment agreement with Fred Ruffin as the Company’s Senior Vice President of Human Resources, pursuant to which Mr. Ruffin was to receive base salary at the annual rate of $200,000 and additional incentive compensation determined each year by the Compensation Committee of the Board. In connection with Mr. Ruffin’s resignation in September 2003, the Company entered into a separation agreement pursuant to which Mr. Ruffin will receive $150,000 in severance pay, payable in installments over a 6-month period. In consideration for such severance payments, Mr. Ruffin executed a release of all claims against the Company and agreed not to solicit, recruit, or induce any of the Company’s employees or consultants to terminate or alter his or her employment or consulting relationships with the Company for a 12-month period following his termination of employment.

Stock Option Plan.    The Compensation Committee of the Board of Directors has the authority as administrator of the Company’s 1993 Stock Option/Stock Issuance Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options or share right awards granted to the Chief Executive Officer and the Company’s other executive officers, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale, (ii) a change in ownership of more than 50% of the outstanding Common Stock or (iii) a change in the majority of the Board as a result of one or more contested elections for Board membership. The Compensation Committee also has the authority under the 1993 Stock Option/Stock Issuance Plan to accelerate the vesting of outstanding options and share right awards immediately upon such acquisition or change in ownership or majority of the Board.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers the Company’s compensation policies and programs. The Compensation Committee has responsibility for executive compensation matters, including setting the base salaries of the Company’s executive officers, approving individual bonuses and bonus programs for executive officers, administering certain employee benefit programs, and granting options under the Plan to executive officers of the Company. The following is a summary of policies of the Compensation Committee that affect the compensation paid to the Company’s executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

General Compensation Policy.    The overall policy of the Compensation Committee is to offer the Company’s executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer’s compensation contingent upon the Company’s financial success as well as upon such executive officer’s own level of performance. Each executive officer’s compensation package is generally comprised of three elements: (i) base salary, which is determined on the basis of the individual’s position and responsibilities with the Company, the level of his or her performance and the financial performance of the Company, (ii) incentive performance awards payable in cash and tied to the achievement of specified performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders. Generally, as an executive officer’s level of responsibility increases, a greater portion of that individual’s total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

Factors.    The principal factors considered in establishing the components of each executive officer’s compensation package for the 2003 fiscal year are summarized below. The Compensation Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary.    In setting the base salary for each executive officer, the Compensation Committee considers executive compensation data compiled from surveys of comparable services companies. These surveys are performed and compiled by various independent consulting firms and are conducted on local as well as national bases. In selecting companies from the surveys for comparative compensation purposes, the Compensation Committee considers a number of factors, such as their size and organizational complexity, the nature of their businesses, the regions in which they operate, their operating results, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent forms of compensation) and the availability of compensation information. Because of the nature of this selection process, there is no substantial correlation between the companies chosen for comparative compensation purposes (the “Compensation Peer Group”) and those companies included in the indices used to compare stockholder return in the Stock Performance chart that appears elsewhere in this Proxy Statement.

Using the survey data for the selected companies as a starting point, the Committee evaluates each executive’s level of performance as compared to the performance of other officers within the Company to determine the executive’s base salary. Adjustments to each officer’s base salary are considered annually and are determined based upon: (i) changes in the level of base salaries of comparable positions in the Compensation Peer Group, as determined on the basis of the survey data, (ii) personal performance in the past fiscal year and (iii) the overall performance of the Company.

Incentive Compensation.    The Company has an incentive compensation program under which each executive officer can earn additional compensation on the basis of the Company’s attainment of pre-established revenue and net operating profit targets, that person’s success in achieving the individual performance goals predetermined for him or her, and any applicable contractual obligations. Potential amounts are based on each individual’s base salary and particular responsibilities, and the actual bonus paid varied with the degree to which the performance factors described above were attained. From time to time, on the recommendations of Ms. Fetter and the Committee, one-time compensation awards based on performance are awarded to executives other than Chief Executive Officer.

Long-Term Stock-Based Incentive Compensation.    From time to time, the Committee approves stock option grants and restricted share rights for the Company’s executive officers under the Plan. In determining the size, type and vesting schedule of equity awards, the Compensation Committee reviews executive compensation data compiled from the surveys of the Compensation Peer Group companies. The equity award to each executive officer reflects the size, type and vesting schedule of equity awards for comparable positions in the Compensation Peer Group and is also designed to create a meaningful opportunity for stock ownership based upon the executive officer’s current position with the Company, internal comparability with option grants made to other Company executives, the executive officer’s current level of performance and the executive officer’s potential for future responsibility and promotion over the option term. The Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative equity award holdings of the Company’s executive officers.

Stock option grants and share right awards are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The share right awards generally allow the officer to acquire shares of Common Stock at a fixed point in time (generally, three years from the date of such award) contingent upon the officer’s continued service with the Company. Accordingly, the share right award provides a benefit to the officer only if the officer remains with the Company over the required vesting period. Each option grant generally allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally vests in a series of installments over the officer’s continued employment with the Company. Accordingly, the option grants provide a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company’s employ.

Chief Executive Officer Compensation.    Elizabeth A. Fetter has served as the Company’s President and Chief Executive Officer since October 2001. Under her current employment agreement with the Company, Ms. Fetter is to be paid an annualized salary of $450,000. Ms. Fetter may also be entitled to additional incentive compensation of $337,500 at target, depending on the achievement of specified individual and Company performance targets. In addition, in 2003 Ms. Fetter received stock options for 150,000 shares. Options for 120,000 of those shares will vest over a four-year period contingent upon her continued service with the Company and options for 30,000 of the remaining shares will vest upon the earlier of: (i) the maintenance of the Company’s Common Stock at price per share in excess of $12 over 15 consecutive trading days or (ii) her continuation in the Company’s employ through the sixth anniversary of the grant date of those options. In 2003 Ms. Fetter was also awarded share rights as to 25,000 and 125,000 shares of the Company’s Common Stock under the Stock Issuance Program of the Plan. The 25,000 shares subject to the first award will vest and be issued on January 1, 2006 so long as Ms. Fetter remains employed by the Company through that date. The 125,000 shares subject to the second award will vest monthly over a three-year period ending October 1, 2006. Shares which vest under the 125,000 share award will actually be issued to Ms. Fetter on the last day of the calendar year in which they vest.

In establishing this compensation for Ms. Fetter, the Compensation Committee considered both the compensation levels in effect for CEOs of similarly situated companies and qualitative factors such as Ms. Fetter’s leadership role in coordinating the Company’s activities reducing the Company’s operating costs and her achievement creating improvement in Company performance in a number of areas.

Policy Regarding Section 162(m).    Section 162(m) of the Internal Revenue Code generally limits the federal income tax deduction for compensation paid to executive officers named in the Proxy Statement to

$1 million per executive officer, unless such compensation is deemed to be performance-based within the standards of Section 162(m). The Compensation Committee attempts, to the extent practical, to implement compensation policies and practices that qualify as performance based under Section 162(m) and thereby maximize the benefit of tax laws for the Company’s stockholders. For instance, all compensation attributable to the exercise of stock options granted under the Plan will qualify as performance-based compensation exempt from the $1 million deduction limit of Section 162(m). However, the shares that will be issued pursuant to share right awards made to the Company’s named executive officers will not qualify as performance-based compensation, since the vesting of those awards is tied to service periods with the Company rather than the attainment of performance milestones. Accordingly, the deductibility of the compensation that will be deemed paid by the Company as the shares subject to those share right awards vest and are issued will be subject to the $1 million limitation. The Compensation Committee believes that in establishing the equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Compensation Committee provides one or more executive officers with the opportunity to earn levels of equity compensation through share right awards which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Submitted by the Compensation Committee

of the Board of Directors:

Charles K. Crovitz, Chairman

John P. Dougall, Member

Garth Saloner, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee was at any time during the 2003 fiscal year, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003 included in the Company’s Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed these audited financial statements with management.

The Audit Committee has discussed with the Company’s independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

of the Board of Directors:

Patrick S. Jones, Chairman

Jeremiah J. Sullivan, Member

Terry R. Peets, Member

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Common Stock with that of the Nasdaq Stock Market (U.S.) Index and a peer group of selected computer services companies compiled by Research Data Group, Inc. The comparison for each of the periods assumes that $100 was invested on December 31, 1998 in the Common Stock, the stocks included in the Nasdaq Stock Market (U.S.) Index and the stocks included in the peer group. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

COMPARISON OF YEARLY CUMULATIVE TOTAL RETURN*

AMONG QRS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX, AND A PEER GROUP

*	$100 invested on 12/31/98 in stock or index – including reinvestment of dividends. Fiscal year ending December 31.

The peer group consists of five companies that the Company considers relevant to its business and industry: Ariba Inc. (Nasdaq: ARBA), Agile Software Corporation (Nasdaq: AGIL), MRO Software Inc. (Nasdaq: MROI), JDA Software Inc. (Nasdaq: JDAS), and Retek Inc. (Nasdaq: RETK).

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PRECEDING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION, AUDIT COMMITTEE REPORT AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL SUCH REPORTS OR GRAPH BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company maintains directors’ and officers’ liability insurance. In addition, the Company has entered into an indemnification agreement with each of its directors and executive officers under which the Company has indemnified each of them against expenses and losses incurred for claims brought against them by reason of being a director or executive officer of the Company.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at the annual meeting of stockholders to be held in calendar year 2005 must be received at the Company’s headquarters by December 30, 2004 in order to be included in the Proxy Statement and proxy relating to that meeting. Proposals should be sent to QRS Corporation, 1400 Marina Way South, Richmond, California 94804, Attention: Corporate Secretary.

In addition, the proxy solicited by the Board of Directors for the 2005 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than March 15, 2005.

By Order Of The Board Of Directors

Richmond, California April 29, 2004	Stacey A. Giamalis Vice President, General Counsel and Corporate Secretary

Appendix A

QRS CORPORATION

2004 EMPLOYEE STOCK PURCHASE PLAN

I.	PURPOSE OF THE PLAN

This 2004 Employee Stock Purchase Plan is intended to promote the interests of QRS Corporation., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.	ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.	STOCK SUBJECT TO PLAN

A.        The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 250,000 shares.

B.        Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.	OFFERING PERIODS

A.        Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.        Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of that offering period. Offering periods shall commence at six-month intervals on the first business day of May and November each year over the term of the Plan. However, the initial offering under the Plan shall commence on the first business day in July 2004 and end on the last business day in October 2004.

C.        Each offering period shall consist of one or more successive Purchase Intervals. Purchase Intervals shall begin on the first business day in May and November each year and shall end on the last business day of the following October and April, respectively. However, the first Purchase Interval in effect under the Plan shall begin on July 1, 2004 and end on October 29, 2004, and the initial offering period shall be co-terminous with that Purchase Interval.

V.	ELIGIBILITY

A.        Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date. However, an Eligible Employee may participate in only one offering period at a time.

B.        An Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of that offering period. The enrollment forms filed by a Participant for a particular offering period shall continue in effect for each subsequent offering period unless the Participant files new enrollment forms on or before the start date of any subsequent offering period or withdraws from the Plan or otherwise ceases to be an Eligible Employee.

C.        The date an individual enters an offering period shall be designated as his or her Entry Date for purposes of that offering period.

VI.	PAYROLL DEDUCTIONS

A.        The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period and shall continue from offering period to offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i)        The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii)       The Participant may, prior to the commencement of any new Purchase Interval under the Plan, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

B.        Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C.        Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D.        The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.	PURCHASE RIGHTS

A.        Grant of Purchase Rights.    A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, at the end of one or more Purchase Intervals within that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B.        Exercise of the Purchase Right.    Each purchase right shall be automatically exercised on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C.        Purchase Price.    The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be determined by the Plan Administrator at the start of each offering period and shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D.        Number of Purchasable Shares.    The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 750 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants in the Plan on any one Purchase Date shall not exceed 100,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

E.        Excess Payroll Deductions.    Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

F.        Suspension of Payroll Deductions.    If a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G.        Withdrawal from Offering Period.    The following provisions shall govern the Participant’s withdrawal from an offering period:

(i)        A Participant may withdraw from the offering period in which he or she is enrolled at any time prior to the fifth business day preceding the next scheduled Purchase Date by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to that offering period. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.

(ii)        The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.

H.        Termination of Purchase Right.    The following provisions shall govern the termination of outstanding purchase rights:

(i)        Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded.

(ii)       However, should the Participant cease to remain in active service by reason of an approved leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began (whether or not a new offering period may have commenced), unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.

I.        Change in Control.    Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share not less than eighty five percent (85%), of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the offering period in which the Participant is enrolled at the time such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. The actual percentage purchase price shall be equal to the percentage purchase price in effect under Article VII.(C) for the offering period in which the Participant is enrolled at the time of such Change in Control. The applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

J.        Proration of Purchase Rights.    Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

K.        ESPP Broker Account.    The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Corporation shall establish for the Participant at a Corporation-designated brokerage firm. The account will be known as the ESPP Broker Account. The following policies and procedures shall be in place for the shares deposited into the Participant’s ESPP Broker Account until those shares have been held for the requisite period necessary to avoid a disqualifying disposition of the shares under the federal tax laws. Accordingly, unless earlier sold or gifted by the Participant, the shares must be held in the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Participant’s Entry Date into the offering period in which the shares were purchased and (ii) the end of the one (1)- year measured from the actual purchase date of those shares.

Except for sales or gifts, shares purchased under the Plan shall not be transferable (either electronically or in certificate form) from the ESPP Broker Account until the required holding period for those shares is satisfied. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell or gift his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in Employee status.

L.        Assignability.    The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

M.        Stockholder Rights.    A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.	ACCRUAL LIMITATIONS

A.        No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.        For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i)        The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii)       No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.        If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D.        In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.	EFFECTIVE DATE AND TERM OF THE PLAN

A.        The Plan was adopted by the Board on April 6, 2004 and shall become effective upon stockholder approval of the Plan at the 2004 Annual Meeting. In no event, however, shall any shares of Common Stock be issued under the Plan until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

B.        Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in October 2014, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.	AMENDMENT OF THE PLAN

A.        The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, should the financial accounting rules applicable to the Plan on the effective date be subsequently revised so as to require the Corporation to recognize compensation cost in connection with the shares of Common Stock offered for purchase under the Plan.

B.        In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the minimum purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

XI.	GENERAL PROVISIONS

A.        All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B.        Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C.        The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

Schedule A

Corporations Participating in

Employee Stock Purchase Plan

QRS Corporation.

QRS Sales and Services Corporation

APPENDIX

The following definitions shall be in effect under the Plan:

A.        Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Base Salary shall not include (i) any overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during the Participant’s period of participation or (ii) any contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from his or her Base Salary).

B.        Board shall mean the Corporation’s Board of Directors.

C.        Change in Control shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

(i)        a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii)       a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or

(iii)      the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D.        Code shall mean the Internal Revenue Code of 1986, as amended.

E.        Common Stock shall mean the Corporation’s common stock.

F.        Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

G.        Corporation shall mean QRS Corporation., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of QRS Corporation that shall by appropriate action adopt the Plan.

H.        Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401 (a).

I.        Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)        If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)       If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

J.        1933 Act shall mean the Securities Act of 1933, as amended.

K.        Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

L.        Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

M.        Plan shall mean the Corporation’s 2004 Employee Stock Purchase Plan, as set forth in this document.

N.        Plan Administrator shall mean a committee of two (2) or more Board members appointed by the Board to administer the Plan.

O.        Purchase Date shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be October 29, 2004.

P.        Purchase Interval shall mean each six (6)-month period occurring within (or otherwise coincident with) a particular offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

Q.        Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

PROXY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF QRS CORPORATION

Elizabeth A. Fetter and David B. Cooper, Jr., or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote on behalf of the undersigned all shares of capital stock of QRS Corporation, a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders scheduled to be held on June 8, 2004, at 9:00 a.m. local time, at the Company’s offices at 1400 Marina Way South, Richmond, California 94804, and at any postponement or adjournment thereof. The undersigned hereby revokes all proxies heretofore given with respect to such securities upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged) and upon any other business that may properly come before such Annual Meeting.

The securities represented by this proxy will be voted as specified on the reverse side of this proxy card, but if no specification is made, the persons named above as proxies intend to vote the securities at their discretion FOR the election of the nominees listed in Proposal 1, FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors and FOR the proposal to approve the adoption of the QRS Corporation 2004 Employee Stock Purchase Plan, and otherwise at the discretion of the persons named above as proxies.

SEE REVERSE SIDE	(Continued, and to be marked, signed and dated on the other side)	SEE REVERSE SIDE

ñ FOLD AND DETACH HERE ñ

Please mark your votes as indicated in this example ☒

		For	Authorization Withheld
1.	To elect Charles K. Crovitz and John P. Dougall to the Board of Directors to serve as Class I directors, each to serve until the Company’s 2007 Annual Meeting of Stockholders.	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space provided below. _______________________________________________________________________

		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.	☐	☐	☐

3.	To approve the adoption of the QRS Corporation 2004 Employee Stock Purchase Plan.	☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR each of the above proposals. THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS AND, AT THE DISCRETION OF THE PERSONS NAMED AS PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. This proxy may be revoked at any time before it is voted.

I/WE     DO ☐     OR     DO NOT ☐     EXPECT TO ATTEND THIS MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Signature)	(Signature if held jointly)

(Date)	(Date)

(PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SIGNING AS PARTNER, CORPORATE OFFICER, ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR IN ANY OTHER REPRESENTATIVE CAPACITY, GIVE FULL TITLE AS SUCH AND SIGN YOUR OWN NAME AS WELL. IF STOCK IS HELD JOINTLY, EACH JOINT OWNER SHOULD SIGN.)

ñ FOLD AND DETACH HERE ñ